Exhibit 10.1


                                SENIOR EXECUTIVE
                              EMPLOYMENT AGREEMENT

     THIS SENIOR EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is to be effective as of March 6, 2006 by and between DECKERS OUTDOOR CORPORATION, a Delaware corporation (the "Company"), and ZOHAR ZIV (the "Executive").

                                    ARTICLE I
                                 DUTIES AND TERM

          1.1 EMPLOYMENT. In consideration of their mutual covenants, Executive's continued employment with the Company and other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged, the Company agrees to enter into this Agreement with the Executive, who is currently being hired as an employee of the Company on an "at will" basis, and the Executive agrees to enter into this Agreement upon the terms and conditions herein provided and in accordance with all applicable employment rules of the Company.

          1.2 POSITION AND RESPONSIBILITIES. The Executive will serve as Chief Financial Officer and Executive Vice President of Finance and Administration, and will report to the Chief Executive Officer and President. The Executive will be elected the Chief Financial Officer of the Company upon the resignation of the Company's existing Chief Financial Officer.

          1.3 TERM. The term of the Executive's employment under this Agreement will commence on the effective date of this Agreement as first written above and will continue, unless sooner terminated, until December 31, 2008. Employment of the Executive is at will and will continue until such time as written notice of termination is given by the Company or written notice is given by the Executive.

          1.4 AT-WILL EMPLOYMENT. Executive will continue to be employed as an at-will employee of the Company. Subject to the provisions of Articles III and IV, as an at-will employee, Executive is free to terminate his employment with the Company at any time, for any reason, and the Company has the similar right to terminate Executive's employment at any time, for any reason. Although the Company may choose to terminate Executive's employment for cause, Executive's employment is at-will and cause is not required.

          1.5 REVIEW OF AGREEMENT. It is the parties intention that the terms of this Agreement will be reviewed prior to December 31, 2008 to determine whether any modifications are appropriate. This review of the Agreement terms may occur at an earlier or later date, is not mandatory and does not impose any binding obligations on either party.

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                                   ARTICLE II
                                  COMPENSATION

     For all services rendered by the Executive in any capacity during the Executive's employment under this Agreement, the Company will compensate the Executive as follows:

          2.1 BASE SALARY. Effective as of March 6, 2006, the Company will pay to the Executive an annual base salary of THREE HUNDRED THOUSAND DOLLARS ($300,000) to be paid in equal installments in accordance with the Company's general payment policies in effect during the term hereof (the "Base Salary"). Executive's annual base salary may be reviewed prior to December 31, 2008 and appropriate increases to salary implemented. If Executive's annual base salary is not revised effective January 1, 2009, his existing salary will continue on a monthly basis until changed. This provision does not alter the at-will nature of Executive's employment or the provisions of Articles III and IV below.

          2.2 INCENTIVE BONUS. The Executive shall be eligible to receive a targeted annual bonus based on performance criteria established annually by the Compensation Committee (the "Incentive Bonus"). The Incentive Bonus criteria for the year ending December 31, 2006 is set forth on Exhibit A hereto.

          2.3 STOCK COMPENSATION. The Executive may be granted options to purchase shares of Company Common Stock or Restricted Stock Units to purchase shares of Company Common Stock in accordance with the Company's Stock Option Plan. Any grants must be approved by the Compensation Committee. The Common Stock subject to the RSU's are currently registered with the Securities and Exchange Commission on form S-8.

          2.4 SIGNING INCENTIVE. The Executive will be granted FOURTEEN THOUSAND FIVE HUNDRED (14,500) RSU's as an employment incentive that will not be subject to performance measures and will vest quarterly equally between the third and fourth anniversaries of employment, or upon termination by the Company of the Executive, "without Cause," or by the Executive for "Good Reason," as hereinafter defined, whichever comes first. The date these shares will be effective will correspond with the date the Executive is elected Chief Financial Officer by the Company's Board of Directors.

          2.5 ADDITIONAL BENEFITS. The Executive will be entitled to participate in all benefit and welfare programs, plans, and arrangements that are from time to time made available to the Company's like-level executive employees.

          2.6 DIRECTORS AND OFFICERS INSURANCE; INDEMNIFICATION AGREEMENT. The Executive will be insured under the Company's Directors and officers insurance and will be provided the Company's standard Indemnification Agreement.

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                                   ARTICLE III
                            TERMINATION OF EMPLOYMENT

          3.1 GENERAL. While Executive is an at-will employee as provided at
Section 1.3 above, the following conditions for termination of employment are set forth in order to determine the nature of Executive compensation entitlement upon termination of employment as discussed in Article IV below. Neither the provisions of Article III or Article IV of this Agreement shall alter the at-will nature of Executive's employment with the Company.

          3.2 DEATH OR RETIREMENT OF EXECUTIVE. The Executive's employment under this Agreement will automatically terminate upon the death or Retirement (as defined in Section 6.1) of the Executive.

          3.3 BY EXECUTIVE. The Executive may terminate the Executive's employment under this Agreement by giving Notice of Termination (as defined in Section 6.1 hereof) to the Company:

               (a) for Good Reason (as defined in Section 6.1 hereof); and

               (b) at any time without Good Reason.

          3.4 BY COMPANY. The Company may terminate the Executive's employment under this Agreement by giving Notice of Termination to the Executive:

               (a) in the event of Executive's Total Disability (as defined in Section 6.1 hereof);

               (b) for Cause (as defined in Section 6.1 hereof); and

               (c) at any time without Cause.

                                   ARTICLE IV
                   COMPENSATION UPON TERMINATION OF EMPLOYMENT

     If the Executive's employment hereunder is terminated, in accordance with the provisions of Article III hereof, and except for any other rights or benefits specifically provided for herein to be effective following the Executive's period of employment, the Company will provide compensation and benefits to the Executive only as follows:

          4.1 UPON TERMINATION FOR DEATH OR DISABILITY. If the Executive's employment hereunder is terminated by reason of the Executive's death or Total Disability, the Company will:

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               (a) pay the Executive (or the Executive's estate) or
          beneficiaries any Base Salary that has accrued but was not paid as of the termination date (the "Accrued Base Salary");

               (b) pay the Executive (or the Executive's estate) or beneficiaries for unused vacation days accrued as of the termination date in an amount equal to the Executive's Base Salary multiplied by a fraction the numerator of which is the number of accrued unused vacation days and the denominator of which is 260 (the "Accrued Vacation Payment");

               (c) reimburse the Executive (or the Executive's estate) or beneficiaries for expenses incurred by him prior to the date of termination that are subject to reimbursement pursuant to this Agreement (the "Accrued Reimbursable Expenses");

               (d) provide to the Executive (or the Executive's estate) or beneficiaries any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans or programs (the "Accrued Benefits"), together with any benefits required to be paid or provided in the event of the Executive's death or Total Disability under applicable law;

               (e) pay the Executive (or the Executive's estate) or beneficiaries any Incentive Bonus with respect to a prior fiscal year that has accrued but has not been paid (the "Accrued Incentive Bonus"); and

               (f) the Executive (or the Executive's estate) or beneficiaries shall have the right to exercise all vested unexercised stock options and RSU's outstanding at the termination date in accordance with terms of the plans and agreements pursuant to which options or RSU's were issued.

          4.2 UPON TERMINATION BY COMPANY FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON. If the Executive's employment is terminated by the Company for Cause, or if the Executive terminates the Executive's employment with the Company other than (x) upon the Executive's death or Total Disability or (y) for Good Reason, the Company will:

               (a) pay the Executive the Accrued Base Salary;

               (b) pay the Executive the Accrued Vacation Payment;

               (c) pay the Executive the Accrued Reimbursable Expenses;

               (d) pay the Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;

               (e) pay the Executive any Accrued Incentive Bonus; and

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               (f) the Executive will have the right to exercise vested options and warrants in accordance with Section 4.1(f) hereof.

          4.3 UPON TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON. If the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Company will:

               (a) pay the Executive the Accrued Base Salary;

               (b) pay the Executive the Accrued Vacation Payment;

               (c) pay the Executive the Accrued Reimbursable Expenses;

               (d) pay the Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;

               (e) pay the Executive any Accrued Incentive Bonus;

               (f) pay the Executive severance, commencing on the thirtieth
          (30th) day following the termination date, of twelve (12) monthly payments equal to one-twelfth (1/12th) of the Executive's Annual Base Salary in effect immediately prior to the time such termination occurs. Severance will be mitigated on a dollar for dollar basis for any income received by Executive for duties performed for Company or any third party during the twelve (12) months following termination. The severance payment required under this subsection shall be conditioned upon the Executive confirming the release in Section 5.2 hereof; and

               (g) maintain in full force and effect, for the Executive's and the Executive's eligible beneficiaries, until the first to occur of
          (x) the Executive's attainment of alternative employment if such employment includes health insurance benefits and meets the new employer's eligibility requirements for benefits or (y) the twelve
          (12) month anniversary of termination of employment, the benefits provided pursuant to Company-sponsored benefit plans, programs, or other arrangements in which the Executive was entitled to participate as a full-time employee immediately prior to such termination in accordance with Section 2.5 hereof, subject to the terms and conditions of participation as provided under the general terms and provisions of such plans, programs, and arrangements, or in the alternate, the Company will arrange to provide the Executive with continued benefits substantially similar to those which the Executive would have been entitled to receive under such plans, programs, and arrangements; This does not reduce the Executive's right to COBRA.

               (h) the Executive shall have the right to exercise vested options and RSU's in accordance with Section 4.1(f) and any other incentive plans (i.e. Long Term Incentive Plan).

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          4.4 UPON CHANGE OF CONTROL AND TERMINATION BY THE COMPANY WITHOUT
CAUSE OR BY EXECUTIVE FOR GOOD REASON. If the Executive's employment is terminated within two (2) years of a Change of Control by the Company without Cause or by the Executive for Good Reason, the Company will:

               (a) pay the Executive the Accrued Base Salary;

               (b) pay the Executive the Accrued Vacation Payment;

               (c) pay the Executive the Accrued Reimbursable Expenses;

               (d) pay the Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;

               (e) pay the Executive any Accrued Incentive Bonus; plus the pro-rata Incentive Bonus based on actual performance for the year of termination.

               (f) pay the Executive severance of two (2) times Executive's Annual Base Salary in effect immediately prior to the time such termination occurs plus the greater of (x) two (2) times the targeted Incentive Bonus immediately prior to the time such termination occurs or (y) two (2) times the average actual Incentive Bonus for the previous three (3) years, whichever is greater. The severance payment required under this subsection shall be conditioned upon the Executive confirming the release in Section 5.2 hereof;

               (g) maintain in full force and effect, for the Executive's and the Executive's eligible beneficiaries, until the first to occur of
          (x) the Executive's attainment of alternative employment if such employment includes health insurance benefits and meets the new employer's eligibility requirements for benefits or (y) the twelve
          (12) month anniversary of termination of employment, the benefits provided pursuant to Company-sponsored benefit plans, programs, or other arrangements in which the Executive was entitled to participate as a full-time employee immediately prior to such termination in accordance with Section 2.5 hereof, subject to the terms and conditions of participation as provided under the general terms and provisions of such plans, programs, and arrangements, or in the alternate, the Company will arrange to provide the Executive with continued benefits substantially similar to those which the Executive would have been entitled to receive under such plans, programs, and arrangements; This does not reduce the Executive's right to COBRA.

               (h) any payments will be grossed up for Internal Revenue Code
          Section 280G excise tax penalty on "excess parachute payments;" and

               (i) the Executive shall have the right to exercise vested options and RSU's in accordance with Section 4.1(f) and any other incentive plans.

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               (j) the Executive's FOURTEEN THOUSAND FIVE HUNDRED (14,500) RSU's
          for a signing incentive will immediately vest.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

          5.1 OTHER AGREEMENTS. As further material consideration for the Company entering into this Agreement, the Executive will also execute the Company's standard employee confidentially agreement, inventions assignment agreement, and any other agreements required to be executed by all like level executives of the Company.

          5.2 EMPLOYEE'S RESTRICTIVE COVENANTS UPON TERMINATION. If the Executive's employment is terminated for any reason, Executive agrees:

               (a) To keep all of the Company's Confidential Information confidential in perpetuity in accordance with the Company's policy;

               (b) To not hire or solicit for hire or consultation employees of the Company for a period of one and one-half (1 1/2) years after termination of employment; and

               (c) To release the Company from any and all claims, whether known or unknown, except for those based upon this Agreement. Such release shall include the rights of Section 1542 of the California Civil Code, which provides:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in the Executive's favor at the time of executing the release, which if known by him must have materially affected the Executive's settlement with the debtor."

          Excluded from the release shall be any claims for indemnification within the scope of the Company's obligation to indemnify Executive under the Indemnity Agreement described in Section 2.5 hereof, coverage under any applicable directors and officers insurance coverage, or the Company's certificate of incorporation or bylaws.

                                   ARTICLE VI
                                  MISCELLANEOUS

          6.1 DEFINITIONS. For purposes of this Agreement, the following terms will have the following meanings:

               (a) "Accrued Base Salary" - as defined in Section 4.1(a) hereof.

               (b) "Accrued Benefits" - as defined in Section 4.1(d) hereof.

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               (c) "Accrued Incentive Bonus" - as defined in Section 4.1(e)
          hereof.

               (d) "Accrued Reimbursable Expenses" - as defined in Section 4.1(c) hereof.

               (e) "Accrued Vacation Payment" - as defined in Section 4.1(b) hereof.

               (f) "Affiliate" of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

               (g) "Incentive Bonus" as defined in Section 2.2 hereof.

               (h) "Base Salary" as defined in Section 2.1 hereof.

               (i) "Cause" will mean: (i) any willful material breach of duty by the Executive in the course of the Executive's employment or continued violation of written Company employment policies after written notice of such breach or violation, (ii) violation of the Company's Insider Trading Policies, (iii) conviction of a felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude, (iv) engaging in activities which materially defame the Company, or are material injurious to the Company or its Affiliates, or any of their respective customer or supplier relationships, financially or otherwise, or (v) the Executive's gross negligence or continued failure to perform Executive's duties which have a significant adverse effect on the business of the Company and its subsidiaries or his continued incapacity to perform such duties.

               (j) "Change of Control" will mean if there is a merger, consolidation, sale of all or a major portion of the assets of the Company (or a successor organization) or similar transaction or circumstance where any person or group (other than Douglas B. Otto) acquires or obtains the right to acquire, in one or more transactions, beneficial ownership of more than Fifty Percent (50%) of the outstanding shares of any class of voting stock of the Company (or a successor organization).

               (k) "Compensation Committee" means the Compensation Committee of the Company's Board of Directors.

               (l) "Continued Benefits" as defined in Section 4.3(g) hereof.

               (m) "Good Reason" will mean the occurrence of material breach of this Agreement by the Company, which breach is not cured within fifteen (15) calendar days after written notice thereof is received by the Company, or in the event of a Change of Control, a reduction of total compensation, benefits, and perquisites, relocation greater than 50 miles, or material change in position or duties.

                                      -8-
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               (n) "Notice of Termination" will mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall generally set forth the basis for termination of the Executive's employment under the provision so indicated.

               (o) "Person" means any natural person, firm, partnership, association, corporation, company, limited liability company, limited partnership, trust, business trust, governmental authority, or other entity.

               (p) "Retirement" will mean normal retirement at age 65.

               (q) "Severance" will mean payments after termination of Executive's employment.

               (r) "Total Disability" will mean the Executive's failure substantially to perform the Executive's duties hereunder on a full-time basis for a period exceeding one hundred eighty (180) consecutive days or for periods aggregating more than one hundred eighty (180) days during any twelve (12) month period as a result of incapacity due to physical or mental illness. If there is a dispute as to whether the Executive is or was physically or mentally unable to perform the Executive's duties under this Agreement, such dispute will be submitted for resolution to a licensed physician agreed upon by the Company and the Executive, or if an agreement cannot be promptly reached, the Company and the Executive will promptly each select a physician, and if these physicians cannot agree, the physicians will promptly select a third physician whose decision will be binding on all parties. If such a dispute arises, the Executive will submit to such examinations and will provide such information as such physician(s) may request, and the determination of the physician(s) as to the Executive's physical or mental condition will be binding and conclusive. Notwithstanding the foregoing, if the Executive participates in any group disability plan provided by the Company, which offers long-term disability benefits, "Total Disability" will mean total disability as defined therein.

          6.2 KEY MAN INSURANCE. The Company will have the right, in its sole discretion, to purchase "key man" insurance on the life of the Executive. The Company shall be the owner and beneficiary of any such policy. If the Company elects to purchase such a policy, the Executive will take such physical examinations and supply such information as may be reasonably requested by the insurer.

                                      -9-
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          6.3 SUCCESSORS; BINDING AGREEMENT. This Agreement will be binding upon any successor to the Company and will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, beneficiaries, designees, executors, administrators, heirs, distributees, devisees and legatees.

          6.4 MODIFICATION; NO WAIVER. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement will be deemed to have been waived, nor will there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument by the party charged with such waiver or estoppel. No such written waiver will be deemed a continuing waiver unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and will not constitute a waiver of such term or condition for the future or as to any other term or condition.

          6.5 SEVERABILITY. The covenants and agreements contained herein are separate and severable and the invalidity or unenforceability of any one or more of such covenants or agreements, if not material to the employment arrangement that is the basis for this Agreement, will not affect the validity or enforceability of any other covenant or agreement contained herein.

          6.6 FORM OF NOTICE TO PARTIES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram, to the following address:

           If to Executive:          Zohar Ziv
                                     20207 Piedra Chica Road
                                     Malibu, CA  90265

           If to Company:            Deckers Outdoor Corporation
                                     495-A South Fairview Avenue
                                     Goleta, CA  93117
                                     Attn:  Chief Executive Officer
                                     Facsimile #805-681-9886

or, in each case, at such other address as may be specified in writing to the other parties hereto.

     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

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          6.7 ASSIGNMENT. This Agreement and any rights hereunder will not be assignable by either party without the prior written consent of the other party except as otherwise specifically provided for herein.

          6.8 ENTIRE UNDERSTANDING. This Agreement constitutes the entire understanding between the parties hereto and no agreement, representation, warranty or covenant has been made by either party except as expressly set forth herein.

          6.9 EXECUTIVE'S REPRESENTATIONS. The Executive represents and warrants that neither the execution and delivery of this Agreement nor the performance of the Executive's duties hereunder violates the provisions of any other agreement to which he is a party or by which he is bound.

          6.10 GOVERNING LAW . This Agreement will be construed in accordance with the laws of the State of California, without regard to the conflict of laws provisions thereof, with venue proper only in the County of Santa Barbara, California.

          6.11 ARBITRATION.

          (a) Except as provided in Section 6.11(c) below, the parties hereto agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be finally settled by binding arbitration, unless otherwise required by law, to be held in Santa Barbara, California under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association as then in effect (the "Rules"). The arbitrator(s) may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator(s) shall be final, conclusive and binding on the parties to the arbitration, and judgment may be entered on the decision of the arbitrator(s) in any court having jurisdiction.

          (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law.

          (c) The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgement of the powers of the arbitrator.

          (d) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, UNLESS OTHERWISE REQUIRED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO EMPLOYEE'S RELATIONSHIP WITH THE COMPANY, INCLUDING BUT NOT LIMITED TO, CLAIMS OF HARASSMENT, DISCRIMINATION, WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS. IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

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                              COMPANY:
                              --------


                              DECKERS OUTDOOR CORPORATION


                              By:   /s/ Angel Martinez        3/6/06
                                  ----------------------------------------------
                              Name:   Angel Martinez          Date
                              Title:  Chief Executive Officer


                              EXECUTIVE:
                              ----------

                                    /s/ Zohar Ziv             3/6/06
                              --------------------------------------------------
                              ZOHAR ZIV                        Date



                                      -12-



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                                    EXHIBIT A

                                       TO

                      SENIOR EXECUTIVE EMPLOYMENT AGREEMENT

                          2006 Incentive Bonus Criteria



Executive:            Zohar Ziv
----------


Target bonus:         Potential 67% of base salary @ 100% level
------------

Incentive Bonus Allocation:
---------------------------

         60%  Company Profit Component
         40%  Management Business Objective (MBO) Component
         100%


Incentive bonus to be calculated and paid in accordance with the attached Exhibit B.

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                                    EXHIBIT B

                                       TO

                      SENIOR EXECUTIVE EMPLOYMENT AGREEMENT